    As filed with the Securities and Exchange Commission on February 12, 1998

                                                       Registration No.   -
                                                                        -------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                               CLEAN HARBORS, INC.
             (Exact name of registrant as specified in its charter)

        MASSACHUSETTS                                    04-2997780
(State or other jurisdiction                (I.R.S. Employer Identification No.)
 of incorporation or organization)

           1501 WASHINGTON STREET, BRAINTREE, MASSACHUSETTS 02185-0327
               (Address of principal executive offices)     (Zip Code)

                    CLEAN HARBORS, INC. EQUITY INCENTIVE PLAN
                              (Full title of plan)

                           --------------------------

                                 C. MICHAEL MALM
                         DAVIS, MALM & D'AGOSTINE, P.C.
                                ONE BOSTON PLACE
                           BOSTON, MASSACHUSETTS 02108
                     (Name and address of agent for service)

                                  617-367-2500
                 (Agent's telephone number, including area code)

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                              Proposed                           Proposed
Title of                                                      maximum                            maximum
securities                          Amount                    offering                           aggregate            Amount of
  to be                             to be                     price                              offering            registration
registered                        registered                  per share (1)                      price (1)              fee (1)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value                      800,000                   $1.375                             $1,100,000.00         $324.50
per share

==================================================================================================================================

(1) Computed under Rule 457(c) and (h) based upon the market price of the registrant's Common Stock on the NASDAQ National Market on February 10, 1998.

APPROXIMATE DATE OF PROPOSED PUBLIC OFFERING: From time to time after the effective date of this Registration Statement.

                INFORMATION REQUIRED BY INSTRUCTION E TO FORM S-8


         In accordance with instruction E to Form E, this Registration Statement registers an additional 800,000 shares of the Common Stock, $.01 par value ("Common Stock"), of Clean Harbors, Inc. (the "Company") which are to be issued in the future pursuant to awards granted under the Company's Equity Incentive Plan (the "Plan"). The Company has previously registered 450,000 shares of Common Stock for issuance under the Plan under Registration Statement No. 33-51452 (the "Original Registration Statement"). The Original Registration Statement is herein incorporated by reference. As described in the Original Registration Statement, the Company hereby incorporates by reference into this Registration Statement certain filings previously made and hereafter to be made by the Company under the Securities Exchange Act of 1934, as amended (File No. 0-16379).

                              OPINIONS AND CONSENTS

         The following opinions and consents are filed as a part of this Registration Statement:

   5 Opinion of Davis, Malm & D'Agostine, P.C. as to the legality of the securities being registered (filed herewith).

 24.1        Consent of Coopers & Lybrand L.L.P. (filed herewith).

 24.2 Consent of Davis, Malm & D'Agostine, P.C. is contained in their opinion filed as Exhibit 5.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant, Clean Harbors, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Boston and the Commonwealth of Massachusetts on the 16th day of December, 1997.

                                      CLEAN HARBORS, INC.



                                      By /S/ ALAN S. MCKIM
                                        --------------------------------
                                        Alan S. McKim
                                        Chairman

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Alan S. McKim, Carl Paschetag, Jr., and
C. Michael Malm, jointly and severally, his attorneys-in-fact, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     SIGNATURES                                        TITLE                                                  DATE
     ----------                                        -----                                                  ----

/S/ ALAN S. MCKIM                                Chairman of the Board                              December 16, 1997
----------------------                           and Chief Executive Officer
Alan S. McKim



/S/ CARL PASCHETAG, JR                           Treasurer, Vice President,                         December 16, 1997
----------------------                           and Controller (principal
Carl Paschetag, Jr.                              financial and accounting
                                                 officer)



/S/ CHRISTY W. BELL                              Director                                            December 16, 1997
----------------------
Christy W. Bell


/S/ DAVID A. ECKERT                              Director                                            December 16, 1997
----------------------
David A. Eckert


----------------------                           Director
John F. Kaslow


/S/ DANIEL J. MCCARTHY                           Director                                            December 16, 1997
----------------------
Daniel J. McCarthy


----------------------                           Director
John T. Preston


----------------------                           Director
Paul W. Russo


/S/ LORNE R. WAXLAX                              Director                                            December 16, 1997
----------------------
Lorne R. Waxlax
